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                                                                  Exhibit 23(a)



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-19339, 33-26786, 33-38753, 33-54626 and 33-58299) pertaining to the Incentive and Non-Qualified Stock Option Plans and the Employee Stock Purchase Plan of Sensormatic Electronics Corporation of our report dated September 30, 1995, with respect to the consolidated financial statements of Sensormatic Electronics Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1995.


                                                               ERNST & YOUNG LLP


West Palm Beach, Florida
October 13, 1995